Bonds.com 8-K

Exhibit 10.4

AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of February 2, 2011, by and among Bonds.com Group, Inc., a Delaware corporation (the “Company”), the investors set forth on Schedule I hereto (the “Original Investors”), the investors set forth on Schedule II hereto (the “New Investors”), and each other investor who shall, subsequent to the date hereof, join in and become a party to this Agreement by execution of a Joinder substantially in the form attached hereto as Exhibit A (a “Joinder”) (each an “Investor” and collectively, the “Investors”).

WHEREAS:

A.           On October 19, 2010, pursuant to one or more Unit Purchase Agreements (each, an “Original Unit Purchase Agreement”), the Company agreed, upon the terms and subject to the conditions set forth in the Original Unit Purchase Agreements, to issue and sell to the Original Investors units consisting of (i) shares of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”) or Series B-1 Preferred Stock (the “Series B-1 Preferred Stock”), as the case may be; (ii) warrants which are exercisable to purchase shares of the Company’s Common Stock or Series A Participating Preferred Stock, as the case may be (the “Prior Warrants”), and (iii) the right to receive shares of the Company’s Common Stock or Series A Participating Preferred Stock, as the case may be, if the Company fails to meet the performance targets set forth therein (the “Performance Shares”).

B.           The Company and the Original Investors are parties to that certain Registration Rights Agreement (the “Original Agreement”), dated as of October 19, 2010, by and among the Company and each of the Original Investors.

C.           Contemporaneously with (or prior to) the execution hereof, (i) each share of Series B Preferred Stock shall be exchanged for not more than one share of the Company’s Series D Convertible Preferred Stock (the “Series D Preferred Stock”), (ii) each share of Series B-1 Preferred Stock shall be exchanged for not more than one share of the Company’s Series D-1 Convertible Preferred Stock (the “Series D-1 Preferred Stock”), (iii) the Prior Warrants shall be exchanged for new warrants with substantially similar terms, and (iv) the Original Investors shall waive all claims to the Performance Shares.

D.           Contemporaneously with the execution hereof, pursuant to a Unit Purchase Agreement (the “Second Unit Purchase Agreement” and, together with the Original Unit Purchase Agreement, the “Unit Purchase Agreements”), the Company has agreed, upon the terms and subject to the conditions set forth in the Second Unit Purchase Agreement, to issue and sell to the New Investors units consisting of (i) shares of Series D Preferred Stock and (ii) warrants exercisable for shares of the Company’s Common Stock.

E.           In accordance with Section 9 of the Original Agreement, the Company and Original Investors holding a majority of the Registrable Securities held by all of the Original Investors have agreed, as a condition precedent to the New Investors’ entering into the Second

Unit Purchase Agreement, to amend and restate the Original Agreement to provide for registration rights for the Investors as set forth herein.

F.           To induce the Investors to execute and deliver the Unit Purchase Agreements, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Investors hereby agree as follows:

1.           Definitions. As used in this Agreement, the following terms shall have the following meanings:

a.           “1933 Act” means the Securities Act of 1933, as amended.

b.           “1934 Act” means the Exchange Act of 1934, as amended.

c.           “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

d.           “Closing Date” has the meaning ascribed to such term in the Second Unit Purchase Agreement.

e.           “Effective Date” means the date a Registration Statement is declared effective by the SEC.

f.           “Effectiveness Deadline” means the date that is 150 days after the date of the Filing Deadline.

g.           “Investor” means an Investor or any transferee or assignee thereof to whom an Investor assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 8 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 8.

h.           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

i.           “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

j.           “Registrable Securities” means (i) any Securities that are shares of Common Stock and (ii) any shares of Common Stock that are issued or issuable upon conversion or exercise of Securities.

k.           “Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

l.           “Required Holders” means the holders of at least a majority of the Registrable Securities.

m.            “Rule 415” means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

n.           “SEC” means the United States Securities and Exchange Commission.

o.           “Securities” means, collectively, the Series D Preferred Stock, the Series D-1 Preferred Stock and the warrants issued in connection with the Unit Purchase Agreements, together with any capital stock of the Company issued thereon as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

2.           Registration.

a.           Mandatory Registration.

(i)           The Company agrees, as soon as practicable after the date that is six months after the Closing Date but no later than five (5) business days after such date (the “Filing Deadline”), to file with the SEC a Registration Statement under the Act covering the resale of all of the Registrable Securities; provided, that the Company shall not be required to register for resale pursuant to this Section 2(a) any Registrable Securities that both (A) may be sold without restriction by an Investor pursuant to Rule 144 promulgated under the 1933 Act and (B) with respect to which, if requested by the Investor, the Securities Act restrictive legend on the certificates representing such Registrable Securities shall have been removed pursuant to the Series D Stockholders’ Agreement, dated as of the date hereof, by and among the Company, the New Investors and the other parties thereto. The Company shall use commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline. By 9:30 am New York City Time on the Business Day following the Effective Date, the Company shall file with the SEC, in accordance with Rule 424 under the 1933 Act, the final prospectus to be used in connection with sales pursuant to such Registration Statement. The Company and each Investor hereby acknowledge that in accordance with Rule 415, the Company may not be allowed to register all of the Registrable Securities in the Registration Statement. If this occurs, the Company, upon a request by the Required Holders, shall be required to file additional Registration Statements to include any of the Registrable Securities that were not registered in the Registration Statement, provided that such Registrable Securities can be registered at such time to comply with Rule 415.

(ii)           Ineligibility for Form S-3. In the event that Form S-3 under the 1933 Act is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the Registrable Securities on Form S-3 under the 1933 Act as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 under the 1933 Act covering the Registrable Securities has been declared effective by the SEC.

(iii)           Delay at Company’s Option.  Notwithstanding the foregoing obligations, if the Company furnishes to the Investors a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for a Registration Statement contemplated by Section 2(a) to either become effective or remain effective for as long as such Registration Statement(s) otherwise would be required to remain effective, because such action would (A) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (B) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (C) render the Company unable to comply with requirements under the 1933 Act or 1934 Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the Filing Deadline.

b.           Piggy Back Registration Rights.  If at any time there is not an effective Registration Statement covering the Registrable Securities, and the Company shall determine to prepare and file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Investors a written notice of such determination at least twenty (20) days prior to the filing of any such Registration Statement and shall automatically include in such Registration Statement all Registrable Securities for resale and offer on a continuous basis pursuant to Rule 415; provided, however, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company determines for any reason not to proceed with such registration, the Company will be relieved of its obligation to register any Registrable Securities in connection with such registration, (ii) in case of a determination by the Company to delay registration of its securities, the Company will be permitted to delay the registration of Registrable Securities for the same period as the delay in registering such other securities, (iii) each Investor is subject to confidentiality obligations with respect to any information gained in this process or any other material non-public information he, she or it obtains, (iv) each Investor is subject to all applicable laws relating to insider trading or similar restrictions; and (v) if all of the Registrable Securities of the Investors cannot be so included due to Rule 415, then the Company may reduce the number of the Investors’ Registrable Securities covered by such Registration Statement to the maximum number which would enable the Company to conduct such offering in accordance with the provisions of Rule 415.  The Company shall cause any Registration Statement filed under Section 2(a) of this Agreement0 to be declared effective under the 1933 Act as promptly as possible after the filing thereof. By 5:00 p.m. Eastern Time on the business day immediately following the Effective Date of such Registration Statement, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule).

c.           Allocation of Registrable Securities; Cut Back. The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors according to the total amount of securities entitled to be included therein owned by each Investor or in such other proportions as shall mutually be agreed to by such Investors. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Required Holders; provided, that to the extent required by any agreement or covenant of the Company in effect on the date hereof granting registration rights to any holder of its securities, the Company may include such securities on any Registration Statement without the consent of the Required Holders, provided that such inclusion does not reduce the number of Registrable Securities covered by such Registration Statement.  In the event all of the Registrable Securities cannot be included in a Registration Statement under this Section 2 due to Rule 415 or underwriter cutbacks, then the Company, unless otherwise prohibited by the SEC, shall cause the Registrable Securities of the Investors to be included in such Registration Statement to be reduced pro rata based on the number of Registrable Securities held by all of the Investors.

3.           Registration Procedures. At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2, the Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a.           The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which each Investor may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144 (or any successor thereto) promulgated under the 1933 Act and is not otherwise prohibited by the SEC or any statute, rule, regulation or other applicable law from selling any such Registrable Securities pursuant to such Rule or (ii) the date on which each Investor shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”). The Company shall use commercially reasonable efforts to ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

b.           The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all

 Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-Q, Form 10-K or any analogous report under the 1934 Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

c.           The Required Holders shall have the right to select one legal counsel to review and oversee any registration pursuant to this Agreement (“Legal Counsel”), as designated by the Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement.  The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, and Reports on Form 10-Q and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by the Investors, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto.

d.           The Company shall furnish to the Investors, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by the Investors, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investors may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Investors may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investors.

e.           The Company shall use commercially reasonable efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and Investors of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

f.           The Company shall notify Legal Counsel and Investors in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(o), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and Investors (or such other number of copies as Legal Counsel or Investors may reasonably request). The Company shall also promptly notify Legal Counsel and Investors in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and Investors by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

g.           The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and Investors of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

h.           The Company shall notify the Investors in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(o), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to the Investors (or such other number of copies as the Investors may reasonably request).

i.           The Company shall promptly notify the Investors in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Investors by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

j.           The Company shall hold in confidence and not make any disclosure of information concerning the Investors provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

k.           The Company shall cooperate with the Investors and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

l.           If requested by an Investor, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as the Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

m.           The Company shall use commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

n.           The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

o.           Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed sixty (60) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of one hundred twenty (120) days and the first day of any Grace Period must be at least two (2) trading days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in connection with any sale of Registrable Securities with respect to which such Investor has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirements exists), prior to the Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled.

p.           The Company shall (i) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering; (ii) use its commercially reasonable efforts to cause all such Registrable Securities covered by a Registration Statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed; (iii) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and (iv) subject to reasonable confidentiality agreements, promptly make available for inspection by selling Investors, any underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Investors, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith.

q.           With a view to making available to the Investors the benefits of Rule 144 and other rules and regulations of the SEC that may at any time permit an Investor to sell securities of the Company to the public without registration, the Company covenants that it shall (i) file in a timely manner all reports and other documents required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations adopted by the SEC thereunder and (ii) take such further action as each Investor may reasonably request (including, but not limited to, providing any information necessary to comply with Rule 144, if available, with respect to resales of the Registrable Securities under the 1933 Act), at all times from and after the date hereof, all to the extent required from time to time to enable such Investor to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (x) Rule 144, as may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the SEC. Upon the written request of an Investor, the Company shall deliver to the Investor a written statement as to whether it has complied with such requirements.

4.           Obligations of the Investors.

a.           At least five Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of an Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

b.           Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

c.           Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Unit Purchase Agreement in connection with any sale of Registrable Securities with respect to which such Investor has entered into a contract for sale prior to such Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) and for which such Investor has not yet settled.

d.           Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

5.           Expenses of Registration. All reasonable expenses, other than underwriting discounts, commissions and stock transfer taxes with respect to the Registrable Securities, incurred in connection with registrations, filings or qualifications pursuant to Section 2(a), including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company and one counsel for the Investors (including the Legal Counsel) shall be paid by the Company.

6.           Indemnification.  In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a.           To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, managers, members, partners, employees, agents, representatives of, and each Person, if any, who controls each Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): shall not apply to a Claim (a) arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Investor expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto or the omission or alleged omission in such written information to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such prospectus was timely made available by the Company pursuant to Section 3(d); (b) to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 3(d); (c) in which amounts are paid in settlement of any Claim and such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed; (d) in which an Investor fails to cease all offers and sales of Registrable Securities in accordance with Section 4(c) herein; and (e) arising out of or based upon a breach by any Investor of such Investor’s obligations set forth herein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 8.

b.           In connection with any Registration Statement in which any Investor is participating, to the fullest extent permitted by law, such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 8.  The obligations of each Investor under this Section 6(b) shall be limited in amount to the net amount of proceeds received by such Investor from the sale of Registrable Securities pursuant to such Registration Statement.

c.           Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Required Holders. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d.           The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e.           The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.           Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8.           Assignment of Registration Rights. The rights under this Agreement shall be automatically assignable by an Investor to any transferee of at least 25% of such Investor’s Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, contemporaneous with such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) such transfer is made pursuant to a privately negotiated, non-market disposition of Registrable Securities and immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; and (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

9.           Amendment of Registration Rights. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Required Holders; provided, however, that the addition of a new Investor as a party to the Agreement shall not be deemed an amendment hereof if such Investor has been approved by the Board and the Required Holders and has executed a Joinder.  Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities.  Notwithstanding the foregoing, no amendment to this Agreement shall disproportionately and adversely affect the rights of any Investor relative to the rights of all of the Investors without such affected Investor’s consent.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

10.           Miscellaneous.

a.           A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities.

b.           Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally, (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), so long as such facsimile is followed by mail delivery of the same information contained in such facsimile, or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to Company:

Bonds.com Group, Inc.
529 5th Avenue, 8th Floor
New York, New York 10017
Facsimile:  (212) 946-3999
Attention:  Chief Executive Officer

with a copy to:

Hill Ward Henderson
3700 Bank of America Plaza
101 East Kennedy Boulevard
Tampa, Florida 33602
Telephone: (813) 227-8484
Facsimile:  (813) 221-2900
Attention:  Mark A. Danzi, Esq

If to an Investor, to the address set forth underneath such Investor’s name on the signature page hereto.

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, or (B) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, or receipt from a nationally recognized overnight delivery service in accordance with clause (i) or (iii) above, respectively.

c.           Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d.           All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

e.           This Agreement and the instruments referenced herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the instruments referenced herein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f.           Subject to the requirements of Section 8, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

g.           The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h.           This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i.           Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j.           All consents and other determinations required to be made by any Investor pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.
k.           The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

l.           This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

m.           Currency. As used herein, “Dollar”, “US Dollar” and “$” each mean the lawful money of the United States.

Remainder of Page Intentionally Left Blank.

IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Amended and Restated Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

BONDS.COM GROUP, INC.

By:	/s/ Michael O. Sanderson
Name:	Michael O. Sanderson
Title:	CEO

[Amended and Restated Registration Rights Agreement]

Schedule I

Original Investors

UBS Americas Inc.

Bonds MX, LLC

Robert Jones

Schedule II

New Investors

GFINet Inc.

Oak Investment Partners XII, Limited Partnership